EXHIBIT 11


                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                             Life USA HOLDING, INC.
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                            Three months ended June 30,      Six months ended June 30,
                                                                1997            1996            1997            1996
                                                            -----------     -----------     -----------     -----------

PRIMARY
Average shares outstanding and to be issued                  21,541,905      20,815,668      21,462,447      20,590,362

Neteffect of dilutive stock options and warrants having
   exercise prices less than the average market price
   of the common stock using the treasury stock method          423,851         133,335         367,536         135,901

Common equivalent shares assuming conversion
   of convertible subordinated debentures                     2,423,399       2,400,000       2,423,399       2,400,000
                                                            -----------     -----------     -----------     -----------

Total common and common equivalent shares                    24,389,155      23,349,003      24,253,382      23,126,263
                                                            ===========     ===========     ===========     ===========

Net income                                                  $     5,331     $     5,666     $    10,476     $    10,287

Add convertible subordinated debenture interest,
   net of federal income tax effect                                 218             218             435             435
                                                            -----------     -----------     -----------     -----------

Adjusted net income                                         $     5,549     $     5,884     $    10,911     $    10,722
                                                            ===========     ===========     ===========     ===========

Per common and common equivalent share amount               $       .23     $       .25     $       .45     $       .46
                                                            ===========     ===========     ===========     ===========

FULLY DILUTED
Average shares outstanding and to be issued                  21,541,905      20,815,668      21,462,447      20,590,362

Neteffect of dilutive stock options and warrants
   having exercise prices less than the greater of
   the average or the end of period market price of
   the common stock using the treasury stock method             648,079         157,655         478,572         148,055

Common equivalent shares assuming conversion
   of convertible subordinated debentures                     2,423,399       2,400,000       2,423,399       2,400,000
                                                            -----------     -----------     -----------     -----------

Total common and common equivalent shares                    24,613,383      23,373,323      24,364,418      23,138,417
                                                            ===========     ===========     ===========     ===========

Net income                                                  $     5,331     $     5,666     $    10,476     $    10,287

Add convertible subordinated debenture interest,
   net of federal income tax effect                         $       218     $       218     $       435     $       435
                                                            -----------     -----------     -----------     -----------

Adjusted net income                                         $     5,549     $     5,884     $    10,911     $    10,722
                                                            ===========     ===========     ===========     ===========

Per common and common equivalent share amount               $       .23     $       .25     $       .45     $       .46
                                                            ===========     ===========     ===========     ===========